JMAR TECHNOLOGIES REPORTS THIRD QUARTER 2005 RESULTS

Third Quarter Achievements Position Company to Initiate Production of New Products

SAN DIEGO, CA –November 14, 2005 – JMAR Technologies, Inc. (Nasdaq: JMAR) reports the status of its new product development activities and released financial results for the quarter ended September 30, 2005. The Company made solid progress on new business initiatives since the second quarter of 2005, including:

•	Received Purchase Orders for Three Advanced Sensor Systems for Environmental Monitoring; Utility of READ Unit to Include Infrastructure Security Applications

•	Successfully Completed First Phase of Test Program at Beverage Manufacturer; BioSentry Beta Testing Progresses Program Towards Operational Testing of Two Production Units

•	Awarded Contract to Upgrade Semiconductor Process at DMEA Installation in Sacramento; JMAR Contract with General Dynamics to Increase Productivity and Compatibility at the Defense Microelectronics Activity Production Facility

•	Competitively Selected for Phase I SBIR Grant by U.S. Army for New BriteLight™ Laser Application; Research Grant Focuses on Development of New Sensor for Remote Detection of Hazardous Materials in the Field

•	Successfully Completed Beta Testing of Novel Computer Aided Microscope at University of Vermont College of Medicine

Revenues for the three-months ended September 30, 2005 were $2,333,832 compared to $2,714,680 for the three-months ended June 30, 2005 and $2,257,737 in the corresponding quarter of 2004. Revenue for the quarter was favorably impacted by an increase of $522,244 in revenues from the Company’s mask contract with Naval Air Warfare Center (NAVAIR Contract) offset, in part, by a decrease of $500,341 in revenues related to lowered funding of the Company’s contract with the Defense Advanced Research Projects Agency (DARPA Contract). The NAVAIR Contract revenues are higher in 2005 due to funding received later in 2004.

The Company will continue to experience flat or lower revenues for the remainder of 2005 compared to 2004 until sales from our new products are realized. Revenues for the third quarter of 2005 included $855,731 from the Company’s subcontract with General Dynamics Advanced Information Systems related to the maintenance of a semiconductor wafer fabrication process installation, $734,571 from the NAVAIR Contract, $396,728 from the DARPA Contract and $291,344 related to the READ contract with FemtoTrace.

For the nine-months ended September 30, 2005, JMAR reported revenue of $6,915,843, a decline from revenues of $8,304,550 in the comparable period in 2004. The net loss for the first nine-months of 2005 was $5,585,557, compared to a net loss for the nine-months ended September 30, 2004 of $3,437,436.

The net loss for the first nine months of 2005 reflects the increased investment in product development primarily associated with the BioSentry™, X-ray Microscope, X-ray Nano Probe and VersaCAM product lines of $2,384,181. Net loss for the first nine-months of 2005 also includes a non-cash interest charge of $168,504 related to the Company’s line of credit and asset write-downs of $99,218. The net loss for the nine-months of 2004 included product development costs of $708,702, non-cash interest charges of $455,297, asset write-downs of $85,313, and a loss from discontinued operations of $40,100.

JMAR reported a net loss for the quarter ended September 30, 2005 of $2,136,312, compared to a net loss for the quarter ended September 30, 2004 of $1,695,858. The net loss in the third quarter of 2005 includes product development costs of $986,704 and a non-cash interest charge of $38,316. The net loss in the same quarter of last year included product development costs of $514,790, asset write downs of $35,737, a non-cash interest charge of $65,094, and a loss from discontinued operations of $52,549.

“In the third quarter, JMAR continued its planned progress toward new product development and commercialization,” said Ronald A. Walrod, CEO of JMAR. “The VersaCAM, having experienced successful testing in both life science and industrial applications, is now ready for production and sale. The BioSentry™ has successfully completed two months of rigorous beta testing in a customer facility and is now ready for production to fill our first orders in the beverage bottling market before year end. Our Compact X-ray Microscope and X-ray Nano Probe product development projects remain on track. This is an exciting time for JMAR as we prepare to ramp up BioSentry production and develop plans to put XRM and XNP alpha models in the field early next year. With large addressable markets, we believe these products will be the drivers of significant growth for JMAR.”

Conference Call

JMAR will host a conference call today at 11:00 AM EST to discuss the Company’s financial and operating performance for its third quarter 2005 and the status of the Company’s new product development and marketing activities. All those interested in hearing management’s discussion are invited to join the call by dialing 877-407-9205. International participants may access the call by dialing 201-689-8054. A replay will be available for one week following the call by dialing 877-660-6853 for domestic participants and 201-612-7415 for international participants and entering account number 286 and conference ID number 177450 when prompted.

Members of the financial and investment community, the media and other interested parties can also access a live webcast of the conference call by accessing the link on JMAR’s corporate website, . The webcast will be archived for 90 days following the call.

About JMAR

JMAR Technologies, Inc. is a leading innovator in the development of laser-based equipment for imaging, analysis and fabrication at the nano-scale. The Company is leveraging over a decade of laser and photonics research to develop a diverse portfolio of products with commercial applications in rapidly growing industries while continuing to carry out research and development for the U.S. Defense Advanced Research Projects Agency (DARPA) and support for the U.S. Government’s Defense Microelectronics Activity (DMEA) semiconductor fabrication facility. JMAR is targeting the nanotechnology, bioscience and semiconductor industries with its BriteLight™ Laser; X-ray Light Source; Compact X-ray Microscope — for 3D visualization of single cells and polymers; and its X-ray Nano Probe — enabling interaction, analysis and materials modification at the nano-scale. JMAR also develops, manufactures, and markets its BioSentry™ microorganism contamination warning system and maintains a strategic alliance for the production of the READ chemical sensor for homeland security, environmental and utility infrastructure industries.

Contacts:

JMAR Technologies, Inc.	The Investor Relations Group

Dennis E. Valentine Chief Financial Officer Phone: 760-602-3292	John Nesbett/ Erika Moran Medi IR/Media Relations Phone: 212-825-3210

This news release contains certain “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including the risk that the performance validation tests of the BioSentry Beta units are not successfully completed due to unforeseen issues with the installation and operation of the units outside of the controlled environment of JMAR’s facility, delays in completion of the X-ray Microscope and X-ray Nano Probe prototypes and transition to production units, the failure of the technology to perform as predicted, competition from alternative technologies, uncertainties as to the size of the markets, cost and margins for JMAR’s products, failure to obtain market acceptance, current or future government regulations affecting the use of JMAR’s products, the lack of availability of critical components, the degree of protection from future patents, other risks associated with the development or acquisition of new products or technologies, delays in receipt and funding of government contracts and those risks detailed in the Company’s Form 10-Q for the quarter ended September 30, 2005 and its Form 8-K filed on March 30, 2005 with the SEC. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.

FINANCIAL DATA
STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended Sept. 30, Nine Months Ended Sept. 30,

	2005	2004	2005	2004
Revenues	$2,333,832	$2,257,737	$6,915,843	$8,304,550
Loss from Operations	(2,145,926)	(1,586,590)	(5,526,520)	(2,947,537)
Loss from Continuing Operations	(2,136,312)	(1,643,309)	(5,585,557)	(3,397,336)
Loss from Discontinued Operations	—	(52,549)	—	(40,100)
Net Loss	(2,136,312)	(1,695,858)	(5,585,557)	(3,437,436)
Deemed Preferred Stock Dividends	(443,951)	(233,958)	(1,257,755)	(1,938,339)
Loss Applicable to Common Stock	(2,580,263)	(1,929,816)	(6,843,312)	(5,375,775)
Loss per Share:
Continuing Operations*	(0.07)	(0.06)	(0.20)	(0.17)
Discontinued Operations	—	—	—	—
Total	(0.07)	(0.06)	(0.20)	(0.17)
*Includes preferred stock dividends

SELECTED BALANCE DATA SHEET

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets	$15,769,467	$17,426,098
Cash	4,775,105	6,599,588
Working Capital	4,938,014	7,180,382
Short-Term Debt	116,124	145,019
Long-Term Liabilities	402,072	465,492
Redeemable Convertible Preferred Stock	7,630,430	8,087,274
Shareholders’ Equity	4,602,093	5,101,925

For further details, please see the full text of JMAR’s Form 10-Q for the three months ended

September 30, 2005, available from JMAR or at www.sec.gov.